Warrant Exchange Agreement

This Warrant Exchange Agreement (the “Agreement”) is made and entered into as of June 22, 2023, by and between Conformis, Inc., a Delaware corporation (the “Company”), and the undersigned holder of the Outstanding Warrants (as defined below) (the “Holder”).

Recitals

1.The Holder previously acquired that certain Common Stock Purchase Warrant currently exercisable, after giving effect to prior partial exercises, into 480,000 shares of common stock, par value
$0.00001 per share, of the Company (the “Common Stock”), as further described on Schedule A attached hereto (the “Outstanding Warrant”).

2.The Company has duly authorized the issuance to the Holder, in exchange for the Outstanding Warrant, of such aggregate number of shares of Common Stock as are set forth on Schedule A attached hereto (the “Exchange Shares”).

3.Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement.

4.The exchange of the Outstanding Warrant for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

1.Exchange of Outstanding Warrants. The Holder hereby conveys, assigns, transfers and surrenders the Outstanding Warrant to the Company and, in exchange, the Company shall cancel the Outstanding Warrant and issue the Exchange Shares to the Holder, which Exchange Shares shall be issued without a restrictive legend and shall be freely tradable by the Holder (the “Exchange”). In connection with the Exchange, the Holder hereby relinquishes all rights, title and interest in the Outstanding Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company. Within one (1) trading day of the execution and delivery of this Agreement, the Holder shall surrender to the Company at the address set forth on the Company’s signature page hereto the original version of the Outstanding Warrant or, if the original version of the Outstanding Warrant has been lost, mutilated or destroyed, an affidavit to such effect and indemnity reasonably acceptable to the Company. The Outstanding Warrant is hereby deemed cancelled and of no further force and effect, effective immediately, and shall hereafter represent only the right to receive the Exchange Shares set forth next to such Outstanding Warrant on Schedule A.

2.Issuance of Exchange Shares. Within one (1) trading day of the execution and delivery of this Agreement, the Company shall instruct its transfer agent to credit the Exchange Shares to the Holder’s account balance with the Depository Trust Company via the Deposit/Withdrawal at Custodian system, pursuant to the instructions set forth on the Holder’s signature page hereto.

3.Representations and Warranties of the Holder.

(a)The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)The Holder has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Holder, have been duly authorized by all necessary action on the part of the Holder, and no other proceedings on the part of the Holder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)This Agreement has been duly executed and delivered by the Holder, and, assuming due execution and delivery by the Company, constitutes or will constitute the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(e)The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Outstanding Warrant free and clear of all Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Outstanding Warrant free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, the Holder has not entered into any agreement with any person to acquire all or any portion of the Outstanding Warrant. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(f)The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses
(ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(g)The Holder is acquiring the Exchange Shares in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(h)The Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (“Rule 144”)) or (ii) the “beneficial owner” (as that term is defined under the Exchange

Act) of more than 10% of the Company’s outstanding Common Stock assuming that the Company’s outstanding shares of common stock are as set forth on the cover page of its most recent Quarterly Report on Form 10-Q.

(i)The Holder has been given such access to information relating to the Company, including its business, finances and operations as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Holder has been afforded the opportunity to ask questions of the Company. The Holder understands that its investment in the Exchange Shares involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

(j)The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holder. The Holder acknowledges that the Company has not made any representation to the Holder about the advisability of this decision or the potential future value of any of the Outstanding Warrant. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE OUTSTANDING WARRANT FOR SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM (I) ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE OUTSTANDING WARRANT OR (II) ANY RIGHTS AS A HOLDER OF THE OUTSTANDING WARRANT IN CONNECTION WITH ANY BUSINESS COMBINATION TRANSACTIONS, INCLUDING WITHOUT LIMITATION, ANY RIGHTS PURSUANT TO SECTION 3(E) OF THE OUTSTANDING WARRANT.

(k)Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

4.Representations and Warranties of the Company.

(a)The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Company, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof), and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)This Agreement has been duly executed and delivered by the Company, and, assuming due execution and delivery by the Holder, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non- assessable and free of any and all liens and charges and preemptive or similar rights contained in the Company’s Certificate of Incorporation or Bylaws.

(e)The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(f)Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(g)The Company acknowledges that the issuance of the Exchange Shares is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Company has not taken any action that would cause such exemption not to be available.

(h)No approval, consent, order or authorization of, filing with, notice to or registration with any court, federal, state or foreign governmental authority, regulatory agency, self-regulatory organization or stock exchange or market, the shareholders of the Company, or any third party, is required to be obtained by the Company (i) to enter into and perform its obligations under the Agreement to which it is a party, (ii) for the issuance and sale of the Exchange Shares as contemplated by the Agreement (except for the listing of the Exchange Shares on the Company’s principal Trading Market), or (iii) for the exercise of any rights and remedies under any Agreement.

(i)Within one (1) trading day of the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of the Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and the Holder or any of its affiliates on the other hand, shall terminate. From and after the issuance of the Current Report on Form 8-K, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Current Report on Form 8-K.

5.Section 3(a)(9) Exchange; Holding Period; Rule 144 Eligibility. The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act. The Company acknowledges that the holding period of the Exchange Shares may be tacked on to the holding period of the Outstanding Warrant for purposes of Rule 144. The Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (i) upon issuance in accordance with the terms hereof, the Exchange Shares are eligible to be resold without restriction pursuant to Rule 144, and (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144. Simultaneously upon the execution and delivery of this Agreement, the Company will provide its transfer agent an opinion of counsel, in the form attached hereto as Schedule B, that the Exchange Shares may be freely resold by the Holder without registration under Rule 144 under the Securities Act.

6.Miscellaneous.

(a)Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

(b)Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

(c)Governing Law; Consent to Jurisdiction. This Agreement, and any action, arbitration, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the transactions contemplated by this Agreement or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any matter based upon or arising out of this Agreement.

(d)Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Holder.

(e)Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms of this Agreement.

(g)Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

(h)Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective heirs, executors, personal representatives, successors and permitted assigns, if any. This Agreement shall inure to the benefit of the Company and the Holder and the respective successors and permitted assigns of the foregoing (if any). Neither party shall be permitted to assign any of such party’s rights or delegate any of such party’s obligations under this Agreement without the other party’s prior written consent. Any attempted assignment or delegation by a party in violation of this Section 7(h) shall be null and void.

(i)No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

[Remainder of page intentionally left blank.]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CONFORMIS, INC.

By: /s/Mark A. Augusti     Name: Mark A. Augusti
Title: President and Chief Executive Officer

Address for Return of Outstanding Warrant:

Conformis, Inc.
600 Technology Park Drive Billerica, MA 01821
Attention: President and Chief Executive Officer

[Signature Page to Warrant Exchange Agreement]

\\4158-8552-5576 v3

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

ARMISTICE CAPITAL MASTER FUND LTD.

By: /s/Steven Boyd     Name: Steven Boyd
Title: CIO of Armistice Capital, LLC, the Investment Manager

DWAC Instructions for Exchange Shares

Please reach out to settlements@armisticecapital.com

SCHEDULE A

OUTSTANDING WARRANT
Date of Original Issuance	Shares of Common Stock Originally Issuable Upon Exercise	Shares of Common Stock Remaining Issuable Upon Exercise	Exercise Price	Expiration Date	Number of Exchange Shares to be Issued
September 28, 2020	720,202 (1)	480,000 (1)	$21.87 (1)	September 28, 2025	100,000

(1)Amounts shown in table are adjusted to reflect the 1-for-25 reverse stock split that occurred on November 9, 2022. On the original issue date, before the existence of the reverse stock split, the warrant was exercisable for 18,005,041 shares at an exercise price of $0.8748 per share. The holder subsequently exercised the warrant with respect to 6,005,041 shares (prior to the occurrence of the reverse stock split).

SCHEDULE B

[Letterhead of Company Counsel]

June 22, 2023

Equiniti Trust Company, LLC, LLC 6201 15th Avenue
Brooklyn, NY 11219 Ladies & Gentlemen:

As counsel for Conformis, Inc. (the “Company”), we have been provided the following information with respect to Armistice Capital Master Fund Ltd. (the “Holder”):

a.The Holder owns warrants exercisable for an aggregate of 480,000 shares (the “Existing Warrants”) of the Company's common stock, $0.00001 par value (“Common Stock”).

b.A minimum of one year has elapsed since the date that the Existing Warrants were acquired from the Company.

c.The Holder is not an “affiliate” of the Company within the meaning of paragraph (a) of Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “1933 Act”).

d.On the date hereof, the Company and the Holder entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”), pursuant to which the Holder exchanged the Existing Warrants for an aggregate of 100,000 shares of Common Stock (the “Exchange Shares”) in a transaction made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

e.Neither the Company nor the Holder nor anyone acting on the Company’s or the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the transactions contemplated by the Warrant Exchange Agreement.

For the purposes of this letter, we have examined and relied upon the accuracy and completeness of the statements affirming the above facts contained in the Warrant Exchange Agreement.

We have not made any independent review or investigation of the facts stated in the Warrant Exchange Agreement or of any other matters. In our examination of the Warrant Exchange Agreement, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This letter is based as to matters of law solely on the federal securities laws applicable to the resale of restricted or control securities, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations. This letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to, and limited by the foregoing, in our opinion, the Exchange Shares, when issued pursuant to the Warrant Exchange Agreement, will be issued in a transaction exempt from registration pursuant to Section 3(a)(9) of the 1933 Act and may be freely resold by the Holder without registration under Rule 144 under the 1933 Act. Accordingly, the Exchange Shares may be issued without a legend restricting transfer under the 1933 Act.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the issuance of the Exchange Shares as described in this letter, may not be quoted in whole or in part or otherwise referred to and may not be filed with or furnished to any governmental agency or any other person or entity, without the prior written consent of this firm.

Very truly yours,

[Signature of Company Counsel]